EXHIBIT 23.2

                  CONSENT OF INDEPEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated March 24, 1998, on our audit of the financial statements of Perfection Group, and to all references to our Firm, included in or made a part of this registration statement.

                                                         ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
May 28, 1998